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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-363351) pertaining to the Brush Engineered Materials Inc. Savings and Investment Plan of our report dated June 21, 2001, with respect to the financial statements and schedules of the Brush Engineered Materials Inc. Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                       /s/ Ernst & Young LLP


Cleveland, Ohio,
June 21, 2001


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